UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2011

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 15, 2011, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set forth in the annual meeting proxy statement follow:

(a)	Annual meeting of the shareholders was held June 15, 2011.

(b)	All director nominees were elected.

(c)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)      The following were elected as directors of the Company for a term of one year.

Director	Votes Received	Votes Withheld	Broker Non-votes
1. Toney K. Adkins	3,496,875	38,844	2,715,711
2. Hosmer A. Brown, III	3,499,593	36,126	2,715,711
3. Edsel R. Burns	3,502,485	33,234	2,715,711
4. E. V. Holder, Jr.	3,494,884	40,835	2,715,711
5. Keith F. Molihan	3,497,083	38,636	2,715,711
6. Marshall T. Reynolds	3,146,527	389,192	2,715,711
7. Neal Scaggs	3,501,426	34,293	2,715,711
8. Robert W. Walker	3,503,607	32,112	2,715,711
9. Thomas W. Wright	3,476,161	59,558	2,715,711

(ii)      Ratification of Crowe Horwath LLP as independent auditors of the Corporation for 2011 Votes for 6,232,232; votes against 13,860; votes abstained 5,338.

(iii)     Approve advisory (non-binding) proposal on executive compensation.  Votes for 3,361,136; votes against 90,154; votes abstained 84,429; broker non-votes 2,715,711.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 16, 2011                                                  Brien M. Chase, Senior Vice President
  and Chief Financial Officer